UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 10, 2011

M Line Holdings, Inc.
(Formerly Gateway International Holdings, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-53265	88-0375818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2672 Dow Avenue
Tustin, CA 92780
(Address of principal executive offices)  (zip code)

(714) 630-6253
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors.

Effective on June 7, 2011, our Board of Directors accepted the resignation of Mr. Robert Sabahat, from his positions as one of our directors and as our company Secretary.  Mr. Sabahat’s resignation was effective immediately.  We are not aware of any disagreements with Mr. Sabahat of any type whatsoever or that may be required to be disclosed per Item 5.02(a) of this form 8-K.

On the same date our Board of Directors appointed Anthony L. Anish to fill the vacancy on our Board of Directors and to fill the position of Company Secretary.  Mr. Anish is a principal of Money Line Capital, Inc., our largest shareholder.

Anthony Anish is currently the Company Secretary and General Manager of Money Line Capital, Inc., our largest shareholder.  From 2004 until 2006, Mr. Anish was a consultant to our company.  Mr. Anish resigned in 2006, after completing the project requested by the Company, to pursue other activities in the business financing and consulting industry. Mr. Anish has been the General Manager of M Line Holdings, Inc. since March 2009 and has overseen the recovery of the group during the very difficult economic downturn.  Mr. Anish qualified as a member of the Institute of Chartered Accountants in London, England in 1971.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 10, 2011	M Line Holdings, Inc.
a Nevada corporation

/s/ George Colin
		By:	George Colin
		Its:	Chief Executive Officer